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                                                                   EXHIBIT 10.43

                                 FIRST AMENDMENT
                             TO MEDAPHIS CORPORATION
                NON-EMPLOYEE DIRECTOR DEFERRED STOCK CREDIT PLAN

         THIS FIRST AMENDMENT ("First Amendment") to the Medaphis Corporation Non-Employee Director Deferred Stock Credit Plan (the "Stock Credit Plan") is made and executed this 6th day of December, 2001, to be effective as of May 2, 2002.

         WHEREAS, Per-Se Technologies, Inc., a Delaware corporation formerly known as Medaphis Corporation (the "Company"), has previously adopted the Stock Credit Plan; and

         WHEREAS, the Board of Directors of the Company has duly authorized an amendment of the Stock Credit Plan to change the name to the Per-Se Technologies, Inc. Non-Employee Director Stock Credit Plan and to permit the rollover of plan account balances to the newly-adopted Per-Se Technologies, Inc. Deferred Stock Unit Plan.

         NOW, THEREFORE, pursuant to a resolution of the Board of Directors of the Company dated December 6, 2001, in accordance with Section X of the Stock Credit Plan, the Stock Credit Plan is hereby amended as follows.

         1. CHANGE OF PLAN NAME. Section I. M. of the Stock Credit Plan is hereby deleted in its entirety and replaced by the following:

                  "M.      "Plan" means the Per-Se Technologies, Inc.
         Non-Employee Director Deferred Stock Credit Plan."

         2. ROLLOVER OF ACCOUNT BALANCES. A new Section 6.4 is hereby added to the Stock Credit Plan to read as follows:

                  "6.4     Effective as of October 1, 2001, and subject to the
         approval of the stockholders of the Company at the 2002 Annual Meeting of Stockholders, the Board of Directors of the Company adopted the Per-Se Technologies, Inc. Deferred Stock Unit Plan (the "Stock Unit Plan"), in which non-employee directors of the Company and certain selected key employees are permitted to defer compensation in the form of deferred "stock units" each of which is deemed to be equivalent to one share of Common Stock. At a designated future date selected by the participant, the stock units accumulated in the participant's account under the Stock Unit Plan will be distributed in the form of Company Stock and will be taxable to the participant at that time based on the fair market value of the Common Stock. Notwithstanding anything to the contrary herein, if a Member elects to participate in the Stock Unit Plan, his entire Account balance under this Stock Credit Plan as of that date will automatically rollover to an account for such Member under the Stock Unit Plan (the "Rollover Account"). In that case, the hypothetical number of shares of Common Stock credited to his account under this Stock Credit Plan as of that date will be converted to stock


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         units on a one-for-one basis and credited to his Rollover Account under the Stock Unit Plan. The Member's most recent election under this Stock Credit Plan as to the date for payment and method of payment (single distribution or installments) shall continue to apply with respect to his Rollover Account under the Stock Unit Plan unless changed by the Member in accordance with the Stock Unit Plan. From and after such rollover event, the Member shall cease to be eligible to participate in this Stock Credit Plan."

         3. EFFECT OF AMENDMENT. Except as specifically amended by this First Amendment, the Stock Credit Plan shall remain in full force and effect as prior to this First Amendment.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be duly executed as of the date first above written.



ATTEST:                                PER-SE TECHNOLOGIES, INC.



/s/ PAUL J. QUINER                     By: /s/ PHILIP M. PEAD
---------------------------               --------------------------------------
Paul J. Quiner                            Philip M. Pead
Secretary                                 President and Chief Executive Officer


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